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                                                          Exhibit 2



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 27, 1996 (the Report of Independent Public Accountants), appearing on page 2 in this report on Form 11-K for the Stock Savings Plus Plan of Southern California Edison Company into the previously filed Registration Statements of Edison International (formerly SCEcorp) which follow:

         Registration Form    File No.       Effective Date

            Form S-8          33-32302       June 2, 1993
            Form S-8          33-46713       June 2, 1993
            Form S-8          33-46714       June 2, 1993
            Form S-3          33-47389       June 2, 1993
            Form S-8          33-51225       November 30, 1993
            Form S-3          33-44148       September 17, 1993



                              ARTHUR ANDERSEN LLP
                              ARTHUR ANDERSEN LLP

Los Angeles, California
March 28, 1996